SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-1806705

(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4296 Forbes Boulevard
Lanham, Maryland	20706

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-125834
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 Par Value

(Title of class)
Item 1. Description of Registrant’s Securities to be Registered.
     Incorporated by reference to the section entitled “Description of Capital Stock” in the Preliminary Prospectus contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-125834), originally filed with the Securities and Exchange Commission on June 15, 2005 (the “Form S-1”), and subsequently amended on June 30, 2005, August 5, 2005, September 9, 2005, October 11, 2005 and November 9, 2005.
Item 2. Exhibits.
1.	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to Form S-1).

2.	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to

Exhibit 3.4 to Form S-1).

3.	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to Form S-1).
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

VOCUS, INC.
	By:	/s/ Stephen Vintz
	Name:	Stephen Vintz
Date: December 5, 2005	Title:	Chief Executive Officer and Secretary